



                         GENERAL INSTRUMENT CORPORATION
              Exhibit 11 - Computation of Earnings/(Loss) Per Share
                     (In Thousands Except Per Share Amounts)

                                                                            Three Months Ended                 Nine Months Ended
                                                                               September 30,                      September 30,
                                                                        -------------------------         --------------------------
                                                                             1996            1995              1996             1995
                                                                        ---------       ---------         ---------        ---------
PRIMARY:
     Net income/(loss) ..........................................       $  42,122       $ (40,892)        $  15,199        $  70,215
                                                                        =========       =========         =========        =========

     Weighted average common shares outstanding .................         136,864         123,255           129,981          122,739
     Incremental shares under stock option plans ................             657           1,078               833            1,052
                                                                        ---------       ---------         ---------        ---------
     Weighted average common and common
       equivalent shares outstanding ............................         137,521         124,333           130,814          123,791
                                                                        =========       =========         =========        =========

     Primary earnings/(loss) per share ..........................       $    0.31       $   (0.33)        $    0.12        $    0.57
                                                                        =========       =========         =========        =========

FULLY DILUTED:
     Net income/(loss) ..........................................       $  42,122       $ (40,892)        $  15,199        $  70,215

     Interest and amortization of debt issuance costs
          related to the Convertible Junior Subordinated
          Notes, net of income tax effects ......................           1,887           4,119             9,984           12,357
                                                                        ---------       ---------         ---------        ---------

     Adjusted net income/(loss) .................................       $  44,009       $ (36,773)        $  25,183        $  82,572
                                                                        =========       =========         =========        =========

     Weighted average common shares outstanding .................         136,864         123,255           129,981          122,739
     Incremental shares under stock option plans ................             657           1,078               833            1,076
     Incremental weighted average shares attributable
          to Convertible Junior Subordinated Notes ..............           9,898          21,053            16,723           21,053
                                                                        ---------       ---------         ---------        ---------
     Adjusted weighted average shares outstanding ...............         147,419         145,386           147,537          144,868
                                                                        =========       =========         =========        =========

     Fully diluted earnings/(loss) per share ....................       $    0.30       $   (0.25)*       $    0.17*       $    0.57
                                                                        =========       =========         =========        =========

Note: The computations of primary and fully diluted earnings per share assume incremental shares under stock option plans using the treasury stock method.

*        Differs from earnings (loss) per share as reported in the  Consolidated
         Statements of Operations because the calculation was antidilutive.



